Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1995 - A Owner Trust
                           For the Month of October
                    Distribution Date of November 20, 1997
                           Servicer Certificate #30

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                    $119,974,844.27
Beginning Pool Factor                                           0.2823740

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,460,366.21
     Interest Collected                                             $0.00

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $487,202.48
Total Additional Deposits                                     $487,202.48

Repos / Chargeoffs                                             $61,796.64
Aggregate Number of Notes Charged Off                                  70

Total Available Funds                                       $9,700,556.47

Ending Pool Balance                                       $110,699,693.64
Ending Pool Factor                                              0.2605439

Servicing Fee                                                  $99,979.04

Repayment of Servicer Advances                              $1,247,012.22

Reserve Account:
     Beginning Balance  (see Memo Item)                     $8,963,545.71
     Target Percentage                                               6.00%
     Target Balance                                                   N/A
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                      ($41,080.79)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.496%
Current Weighted Average Remaining Term (months):                   23.62

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $1,004,799.52      702
                                31 - 60 days             $234,372.12      169
                                60+  days                $109,093.80       51

     Total:                                            $1,348,265.44      715

     Balances:                  60+  days              $1,570,284.68       51

Memo Item - Reserve Account
     Prior Month                                       $8,922,464.92
+    Invest. Income                                       $41,080.79
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $8,963,545.71

Exhibit 20.4
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  October

                                                                                              NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                         $119,974,844.27
Ending Pool Balance                            $110,699,693.64

Collected Principal                              $9,213,353.99
Collected Interest                                       $0.00
Charge - Offs                                       $61,796.64
Liquidation Proceeds / Recoveries                  $487,202.48
Servicing                                           $99,979.04
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $9,600,577.43

Beginning Balance                              $119,974,844.27              $0.00    $111,055,749.71     $8,919,094.56

Interest Due                                       $657,092.46              $0.00        $606,179.30        $50,913.16
Interest Paid                                      $657,092.46              $0.00        $606,179.30        $50,913.16
Principal Due                                    $9,275,150.63              $0.00      $8,950,520.36       $324,630.27
Principal Paid                                   $8,943,484.97              $0.00      $8,943,484.97             $0.00

Ending Balance                                 $111,031,359.30              $0.00    $102,112,264.74     $8,919,094.56
Note / Certificate Pool Factor                                             0.0000             0.3094            0.5994
   (Ending Balance / Original Pool Amount)
Total Distributions                              $9,600,577.43              $0.00      $9,549,664.27        $50,913.16

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                $331,665.66              $0.00         ($7,035.38)      $324,630.27
     Total Shortfall                               $331,665.66              $0.00         ($7,035.38)      $324,630.27
      (required from Reserve)
Excess Servicing                                         $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $8,963,545.71
(Release) / Draw                                   ($41,080.79)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.4
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  October


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                     4                3                  2                  1
                                         Jun-97                 Jul-97          Aug-97             Sep-97             Oct-97

Beginning Pool Balance               $150,463,772.21      $143,173,241.24   $135,917,752.46    $126,073,877.58    $119,974,844.27

A)   Loss Trigger:
Principal of Contracts Charged Off       $189,414.97          $198,352.07       $400,077.17        $287,254.31         $61,796.64
Recoveries                               $202,738.88          $283,744.59       $236,125.71        $590,703.37        $487,202.48

Total Charged Off (Months 5, 4, 3)       $787,844.21
Total Recoveries (Months 3, 2, 1)      $1,314,031.56
Net Loss / (Recoveries) for 3 Mos       ($526,187.35)(a)

Total Balance (Months 5, 4, 3)       $429,554,765.91 (b)

Loss Ratio Annualized  [(a/b) * (12)]        -1.4700%

Trigger:  Is Ratio > 1.5%                         No
                                                                                Aug-97              Sep-97             Oct-97

B)   Delinquency Trigger:                                                     $1,297,275.03      $2,143,938.49      $1,570,284.68
     Balance delinquency 60+ days                                                  0.95446%           1.70054%           1.30884%
     As % of Beginning Pool Balance                                                1.00971%           1.15230%           1.32128%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:             2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer